Registrant Name:  Vanguard Fenway Funds
CIK:  0000826473
File Number:  811-5445
Series:  1


The Vanguard Equity Income Fund (Series 1) issued a new class of shares called Admiral Class. The Admiral Class shares were first issued on August 13, 2001.